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                                                                    Exhibit 99.1


[ALLIED HEALTHCARE INTERNATIONAL, INC. LOGO OMITTED]



FOR IMMEDIATE RELEASE           For Further Information:
  JULY 1, 2004                  Investor Contact:
                                Charles Murphy, Chief Financial Officer,
                                212-750-0064, charlesmurphy@alliedhealthcare.com
                                Media Contact:
                                Susan J. Lewis, 303-804-0494,
                                susanlewis@alliedhealthcare.com



                      ALLIED HEALTHCARE INTERNATIONAL INC.
                     ANNOUNCES PRICING OF FOLLOW-ON OFFERING
                     ---------------------------------------

NEW YORK ... July 1, 2004 - Allied Healthcare International Inc. (Nasdaq: AHCI), a leading provider of flexible healthcare staffing services in the United Kingdom, announced today that it will sell 14,500,000 shares of its common stock at a price of $4.90 per share in its follow-on public offering. Delivery of the shares is scheduled for July 8, 2004. The Company has granted the underwriters a 30-day option to purchase up to an additional 2,175,000 shares of common stock to cover over-allotment options, if any.

The offering is being lead managed by Friedman, Billings, Ramsey & Co., Inc. and SG Cowen & Co., LLC and co-managed by Harris Nesbitt Corp. Copies of the final prospectus relating to the offering may be obtained by contacting Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attn: Prospectus Department; Telephone No. (703) 312-9588

Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, including those contained in the company's filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.